Exhibit 99.3

Global Blood Therapeutics Announces Full Exercise of Underwriter’s Option to Purchase

Additional Shares

SOUTH SAN FRANCISCO, Calif. – March 12, 2018 – Global Blood Therapeutics, Inc. (GBT) (Nasdaq: GBT), a clinical-stage biopharmaceutical company dedicated to discovering, developing and commercializing novel therapeutics to treat grievous blood-based disorders with significant unmet need, today announced that the underwriter of its previously announced underwritten public offering has exercised in full its option to purchase an additional 600,000 shares of GBT’s common stock. Including this option exercise, total gross proceeds to GBT from the offering of an aggregate of 4,600,000 shares at a price to the public of $54.00 per share will be approximately $248.4 million, before deducting the underwriting discounts and commissions and other estimated offering expenses payable by GBT. The offering is expected to close on or about March 13, 2018, subject to customary closing conditions.

GBT intends to use the net proceeds from the offering to fund its clinical development of voxelotor for the treatment of sickle cell disease, including its ongoing Phase 3 HOPE Study and its ongoing Phase 2a HOPE-KIDS 1 Study, as well as future clinical trials, to build and expand its commercial organization in preparation for the potential approval and launch of voxelotor, to fund its other research and development activities, and for working capital and general corporate purposes. GBT may also use a portion of the net proceeds to in-license, acquire or invest in new business, technology or assets, although it has no material agreements, commitments or understandings in place.

Wells Fargo Securities, LLC is the sole book-running manager for the offering.

An automatic shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on August 23, 2017 and automatically became effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained from Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152 or by telephone at (800) 326-5897, or by email at cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Global Blood Therapeutics

GBT is a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities. GBT’s lead product candidate is voxelotor (formerly known as GBT440), an oral, once-daily therapy that modulates hemoglobin’s affinity for oxygen, which GBT believes inhibits hemoglobin polymerization in sickle cell disease (SCD). GBT is developing voxelotor for SCD.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about GBT’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the gross proceeds, completion of the offering (including the shares subject to the exercise of the underwriter’s option to purchase additional shares), our use of the offering proceeds, the therapeutic potential and safety profile of voxelotor (previously called GBT440), our ability to implement and complete our clinical development plans for voxelotor, our ability to generate and report data from our ongoing and potential future studies of voxelotor (including our ongoing Phase 3 HOPE study and our ongoing Phase 2a HOPE-KIDS1 study), our ability to build our sales and marketing organization in preparation for a potential launch of voxelotor, regulatory review and actions relating to voxelotor, the potential expansion of our pipeline of future product candidates, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that results of clinical trials may be subject to differing interpretations, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, that drug-related adverse events may be observed in clinical development, and that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Myesha Lacy (investors)

GBT

650-351-4730

investor@gbt.com

Julie Normart (media)

W2O Pure

415-946-1087

media@gbt.com

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